Exhibit 10.2
ARQULE, INC.

Amended and Restated 1996 Director Stock Option Plan

The purpose of this Amended and Restated 1996 Director Stock Option Plan (the “Plan”) of ArQule, Inc. (the “Company”) is to attract and retain highly qualified non-employee directors of the Company and to encourage ownership of stock of the Company by such directors so as to provide additional incentives to promote the success of the Company.

1.	ADMINISTRATION OF THE PLAN.

Grants of stock options under this Plan shall be automatic as provided in Section 6. However, all questions of interpretation with respect to this Plan and options granted under it shall be determined by the Board of Directors of the Company (the “Board”) or by a committee consisting of one or more directors appointed by the Board and such determination shall be final and binding upon all persons having an interest in this Plan.

2.	PERSONS ELIGIBLE TO PARTICIPATE IN THE PLAN.

Each director of the Company who is not an employee of the Company or of any subsidiary of the Company shall be eligible to participate in this Plan unless such director irrevocably elects not to participate.

3.	SHARES SUBJECT TO THE PLAN.

(a)           The aggregate number of shares of the Company’s Common Stock, $0.01 par value (“Common Stock”) which may be optioned under this Plan is 950,000 shares. Shares issued under this Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)           In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company’s Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.

(c)           In the event of a consolidation or merger of the Company with another corporation where the Company’s stockholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her option; provided, however, that in lieu of the foregoing the Board may upon written notice to each holder of an outstanding option or right under this Plan, provide that such option or right shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.

(d)           Whenever options under this Plan lapse or terminate or otherwise become unexercisable the shares of Common Stock which were subject to such options may again be subjected to options under this Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Plan.

4.	NON-STATUTORY STOCK OPTIONS.

All options granted under this Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

5.	FORM OF OPTIONS.

Options granted hereunder shall be in substantially the form of the attached EXHIBIT A or in such other form as the Board or any committee appointed pursuant to Section 1 above may from time to time determine.

1.

6.	GRANT OF OPTIONS AND OPTION TERMS

(a)           AUTOMATIC GRANT OF OPTIONS. Upon the initial election or appointment of any person as a member of the Board who is an eligible director (whether or not such election is at an annual meeting of stockholders or otherwise), such person shall automatically be granted (i) an option to purchase 30,000 shares of Common Stock (an “Initial Option”). In addition, at each annual meeting of stockholders, each eligible director serving as a member of the Board (other than the Chairman of the Board) prior to and immediately after such annual meeting (whether or not such director was reelected at such meeting) shall automatically be granted an annual option to purchase 15,000 shares of Common Stock (an “Annual Option”). Upon the initial election or appointment of any person who is an eligible director (whether or not such election is at an annual meeting of stockholders or otherwise) as the Chairman of the Board of Directors, such person shall automatically be granted (i) an option to purchase 25,000 shares of Common Stock (the “Initial Chairman Option”). In addition, at each annual meeting of stockholders, such eligible director serving as Chairman of the Board prior to and immediately after such annual meeting (whether or not such director was reelected at such meeting) shall automatically be granted an annual option to purchase 25,000 shares of Common Stock (the “Annual Chairman Option” and, together with the Initial Chairman Option, (the “Chairman Options”). The Annual Options together with the Initial Options and Chairman Options are sometimes collectively referred to as “Options”). No Options shall be granted hereunder after May 18, 2016. (1)

(b)           DATE OF GRANT. The “Date of Grant” for Options granted under this Plan shall be the date of initial election as a director or appointment as Chairman or the date of the annual stockholder meeting at which such Option was granted, as the case may be in accordance with Section 6(a).

(c)           OPTION PRICE. The option price for each Option granted under this Plan shall be not be less than 100% of the Fair Market Value of the Company’s Common Stock on the Date of Grant. For purposes of this Plan, “Fair Market Value” means, unless otherwise determined by the Board, the closing price for the Company’s Common Stock as reported by the NASDAQ Stock Market, Inc. on the Date of Grant; provided, however, that in all events shall Fair Market Value be determined pursuant to a method that complies with Proposed Treasury Regulation §1.409A-1(b) (5) or any successor provision. (2)

(d)           TERM OF OPTION. The term of each Option granted under this Plan shall be ten years from the Date of Grant.

(e)            EXERCISABILITY OF OPTIONS.

(1)           The Initial Options granted under this Plan shall become exercisable with respect to 10,000 shares on the date of each of the Company’s next three annual meetings of stockholders following the Date of Grant, but in all cases if, and only if, the Option holder is a member of the Board at the opening of business on that date. The Initial Chairman Options granted under this Plan shall become exercisable with respect to 8,334 shares on the date of the Company’s next annual meeting of stockholders from the Date of Grant and with respect to 8,333 shares on the date of each of the next two annual meetings of stockholders following such annual meeting of stockholders, but in all cases if, and only if, the Option holder is a member of the Board at the opening of business on that date.

(2)           The Annual Options and Annual Chairman Options granted under this Plan shall become exercisable with respect to all shares on the Date of Grant.

(f)            GENERAL EXERCISE TERMS. Directors holding exercisable Options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such Options at the time they ceased being a director for the full unexpired term of such Option. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a director, those entitled to do so shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the director at the time of his or her death. The rights of the Option holder may be exercised by the holder’s guardian or legal representative in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, by the holder’s estate or his or her transferee in accordance with this Plan, in the case of death. Options granted under this Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any Options may be exercised after the expiration of ten years from their Date of Grant.

(1)
This Plan was amended by the Board to extend the period during which Options may be granted to ten years after May 18, 2006, the date of the 2006 Annual Meeting of Stockholders of the Company at which the stockholders approved the amendment.

(2)	This section was amended by the Board on January 16, 2007 to make the date of determination of Fair Market Value, the Date of Grant.

2.

(g)           METHOD OF EXERCISE AND PAYMENT. Options may be exercised only by written notice to the Company at its principal office accompanied by payment of the full Option price for the shares of Common Stock as to which they are exercised. The Option price shall be paid in cash or by check or in shares of Common Stock of the Company, or in any combination thereof. Shares of Common Stock surrendered in payment of the Option price shall have been held by the person exercising the Option for at least six months, unless otherwise permitted by the Board. The value of shares delivered in payment of the Option price shall be their fair market value, as determined in accordance with Section 6(c) above, as of the date of exercise. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the Option) a certificate or certificates for the number of shares as to which the exercise is made.

(h)           NON-TRANSFERABILITY. Options granted under this Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution or as permitted by Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”).

7.	LIMITATION OF RIGHTS.

(a)           NO RIGHT TO CONTINUE AS A DIRECTOR. Neither this Plan, nor the granting of an Option or any other action taken pursuant to this Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an Option holder as a director for any period of time or at any particular rate of compensation.

(b)           NO STOCKHOLDERS’ RIGHTS FOR OPTIONS. A director shall have no rights as a stockholder with respect to the shares covered by Options until the date the director exercises such Options and pays the Option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such Option is exercised and paid for.

8.	AMENDMENT OR TERMINATION.

The Board may amend or terminate this Plan at any time, provided that, to the extent necessary or desirable to comply with Rule 16b-3, this Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

9.	STOCKHOLDER APPROVAL.

The 1996 Director Stock Option Plan was approved by the stockholders of the Company by an affirmative vote of the holders of a majority of the shares of Common Stock present, or represented and entitled to vote, at the Company’s 1997 annual meeting of stockholders. Any further amendments hereto shall be subject to stockholder approval to the extent (i) required by law, (ii) required by Nasdaq or stock exchange listing requirements, as determined by the Board of Directors, or (iii) as desirable, as determined by the Board of Directors, to comply with Rule 16b-3. In the event any amendment to increase the number of shares of Common Stock which may be optioned under this Plan is not approved by the stockholders, all Options granted under this Plan with respect to shares from an increase not approved by stockholders shall be void and without effect.

10.	GOVERNING LAW.

This Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

11.	COMPLIANCE WITH SECTION 409A OF THE CODE.

Notwithstanding any other provision of this Plan to the contrary, to the extent any grant (or a modification of a grant) of options under this Plan results in the deferral of compensation (for purposes of Section 409Aof the Code), the terms and conditions of the grant shall comply with Section 409A of the Code.

3.

The Board of Directors amended and restated this Plan on March 16, 2000.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2000.

The Board of Directors amended and restated this Plan on March 21, 2002.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 16, 2002.

The Board of Directors amended and restated this Plan on March 14, 2003.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 21, 2003.

The Board of Directors amended and restated this Plan on April 7, 2004.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 19, 2004.

The Board of Directors amended and restated this Plan on April 4, 2005.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2005.

The Board of Directors amended and restated this Plan on March 13, 2006.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2006.

The Board of Directors amended and restated this Plan on January 16, 2007.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2007.

Pursuant to Section 13 (d) of this Plan, the Board of Directors amended and restated this Plan on January 21, 2010.

The Board of Directors determined that, in accordance with the terms of this Plan, applicable securities laws and regulations and Nasdaq market rules it was not necessary to obtain the stockholder approval for the amendment and restatement.

The Board of Directors amended and restated this Plan on March 14, 2011.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on June 1, 2011.

4.